Exhibit 10 (a) (4)

                         THE BEAR STEARNS COMPANIES INC.
                          CAPITAL ACCUMULATION PLAN FOR
                            SENIOR MANAGING DIRECTORS
                  (Amended and Restated as of October 28, 1999)

                                    SECTION 1

                  Purpose


                  The purpose of the Plan is to promote the interests of the Company and its stockholders by providing long-term incentives to certain key executives of the Company and Bear Stearns who contribute significantly to the long-term performance and growth of the Company.

                                    SECTION 2

                  Definitions


                  2.1 Terms Defined. When used herein, the following terms shall have the following meanings:

                  "Account" means a Capital Accumulation Account or a Cash Balance Account, as the context may require.

                  "Accredited   Investor"  means  an  "accredited  investor"  as
defined in Rule 501 under the Securities Act, or any successor rule or regulation.

                  "Additional Deferral Amount" has the meaning assigned to such term in Section 4.1.

                  "Additional Plan Election" has the meaning assigned to such term in Section 4.1.

                  "Adjusted Book Value Per Share" means the amount determined as of the end of any Fiscal Year by dividing Adjusted Common Stockholders' Equity by the sum of (a) the number of shares of Common Stock outstanding on such date,
(b) the number of CAP Units credited to the Capital Accumulation Accounts of all Participants as of such date and the number of Earnings Units credited to the Earnings Unit Accounts of all participants in the PUP Plan as of such date, (c) the number of CAP Units to be credited to all such Accounts as a result of making any adjustment to such Accounts required by Sections 5.1 and 5.10 in respect of all Fiscal Years ending on or prior to the date of determination and the number of Earnings Units credited to the Earnings Unit Accounts of all participants in the PUP Plan as a result of making any adjustment to such accounts required by Section 4.2 of the PUP Plan in respect of all Fiscal Years ending on or prior to the date of such determination, and (d) the number of shares of Common Stock purchased by the Company for purposes other than for the Plan and the PUP Plan during all Fiscal Years ending on or prior to the date of such determination, less (e) the number of shares of Common Stock issued by the Company (whether from Treasury shares or otherwise) other than pursuant to the Plan or the PUP Plan during all Fiscal Years ending on or prior to the date of such determination.

                  "Adjusted Common Stockholders' Equity" means, for the first Fiscal Year of any Deferral Period, Consolidated Common Stockholders' Equity as of the last day of the preceding Fiscal Year and for Fiscal Years following the first Fiscal Year of such Deferral Period, means Adjusted Common Stockholders' Equity determined for the prior Fiscal Year of such Deferral Period, plus all increases (or less any decreases) in retained earnings of the Company and its subsidiaries attributable to net income (or loss), determined on a consolidated basis, minus all amounts accrued in respect of cash dividends declared with respect to any capital stock of the Company during such Fiscal Year.

                  "Adjusted Earnings Per Share" means, for any Fiscal Year, (a) the Company's consolidated net income or loss for such Fiscal Year, less the amount of the Preferred Stock Dividend Requirement for such Fiscal Year, plus the product obtained by multiplying the product of the Net Earnings Adjustment multiplied by the Average Cost Per Share for such Fiscal Year by the fraction which is 1 minus the Marginal Tax Rate, divided by (b) the sum of (i) the number of shares of Common Stock outstanding during such Fiscal Year, computed on a weighted average basis based on the number of days outstanding during such Fiscal Year, (ii) the aggregate number of CAP Units credited to the Accounts of all Participants computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that CAP Units are credited, increased or decreased pursuant to Section 5.1, 5.3 or 5.10 of the Plan, and (iii) the aggregate number of Earnings Units credited to the Earnings Unit Accounts of all participants in the PUP Plan computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that Earnings Units are credited, increased or decreased pursuant to Section 4.2 or
4.5 of the PUP Plan.

                  "Adjusted Preferred Stock Dividend Requirement" means, for any Fiscal Year, the quotient obtained by dividing (i) the aggregate amount of all dividends actually declared by the Company on, or, if no such dividends are actually declared, required to be declared by the Company in accordance with the terms of, any Preferred Stock, in such Fiscal Year, by (ii) the fraction which is one minus the Marginal Tax Rate for such Fiscal Year.

                  "Advisory Committee" means a committee of five Participants, of which two shall be appointed by the President of the Company, two by the President's Advisory Council of Bear Stearns and one by the Management and Compensation Committee.

                  "Affiliate" means (a) Bear Stearns, (b) any other subsidiary of the Company and (c) any other corporation or other entity which is controlled, directly or indirectly, by, or under common control with, the Company and which the Board Committee designates as an "Affiliate" for purposes of the Plan.

                  "Aggregate Imputed Cost" means, with respect to any Fiscal Year, the sum of (a) the aggregate of the Cost of Carry for such Fiscal Year for all Participants in the Plan plus (b) the Capital Reduction Charge for such Fiscal Year plus (c) the product of (i) the sum of the Net Earnings Adjustments for such Fiscal Year for all Participants in the Plan multiplied by (ii) the Average Cost Per Share for such Fiscal Year, minus (d) the Dividend Savings for such Fiscal Year.

                  "Appropriate Committee" means the Management and Compensation Committee or, in the case of Participants who are Reporting Persons, the Board Committee.

                  "Associate" of a Person means (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

                  "Available Shares" means, with respect to any Fiscal Year or portion thereof, the sum of (a) the number of shares of Common Stock purchased by the Company in the open market or in private transactions or otherwise during such period that have not been previously allocated under the Plan and designated by the Board Committee at the time of purchase as having been purchased for issuance under the Plan with respect to the Fiscal Year or portion thereof specified by the Board Committee and (b) shares of Common Stock purchased prior to such period that were designated as Available Shares but were not allocated under the Plan which the Company makes available to the Plan subsequent to the period in which such shares were purchased and the Board Committee thereafter designates as Available Shares for issuance under the Plan with respect to the Fiscal Year or portion thereof specified by the Board Committee.

                  "Average Cost Per Share" means with respect to any period the weighted average of the sum of (a) the average price paid (including commissions) by the Company in respect of Available Shares purchased by the Company during such period and (b) in respect of Available Shares purchased by the Company prior to such period that the Company makes available to the Plan and that are accepted by the Board Committee, the Fair Market Value as of the last trading day of such period.

                  "Average Federal Funds Rate" means, with respect to any Fiscal Year, the percentage (expressed as a decimal fraction) obtained by taking the sum of the Federal Funds Rates for each day during the Fiscal Year and dividing such amount by the number of days in such Fiscal Year.

                  "Base Year" means the first Fiscal Year of a Required Deferral Period.

                  "Bear Stearns" means Bear, Stearns & Co. Inc., a Delaware corporation, and its successors and assigns.

                  "Beneficial Owner" has the meaning ascribed thereto in Rule 13d-3 under the Exchange Act, except that, in any case, a Person shall be deemed the Beneficial Owner of any securities owned, directly or indirectly, by the Affiliates and Associates of such Person.

                  "Beneficiary" of a Participant means the beneficiary or beneficiaries designated by such Participant in accordance with Section 10 to receive the amount, if any, payable hereunder upon the death of such Participant.

                  "Board Committee" means the Compensation Committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to perform the functions of the Board Committee hereunder. To the extent required by Rule 16b-3, the Board Committee shall be composed solely of directors who are not Participants in the Plan and are in other respects "Non-Employee Directors" within the meaning of Rule 16b-3.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Book Value Adjustment" has the meaning assigned to such term in Section 5.5.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or permitted by law to be closed.

                  "CAP Units" means the units, each such unit corresponding to one share of Common Stock, credited to a Participant's Capital Accumulation Account pursuant to Section 5. All calculations and determinations of the number of CAP Units hereunder shall be made in whole and fractional units, with such fractional units rounded to the nearest one-thousandth of a unit.

                  "Capital Accumulation Account" has the meaning assigned to such term in Section 5.1.

                  "Capital Reduction Charge" means (a) for Fiscal Years 1991 and 1992, zero; (b) for Fiscal Year 1993, the product of (i) the excess of (A) the amount determined by multiplying the Aggregate Imputed Cost of the Plan for Fiscal Year 1992 by the fraction which is one minus the Marginal Tax Rate for Fiscal Year 1992, over (B) the aggregate amount of all cash dividends that would have been paid by the Company during Fiscal Year 1992 on the aggregate number of shares of Common Stock purchased by the Company and taken into account for purposes of the Plan in respect of Fiscal Year 1991, if all such shares had remained outstanding, and (ii) the Average Federal Funds Rate for Fiscal Year 1993; and (c) for each Fiscal Year thereafter, the product of (x) the sum of (A) the amount determined by multiplying the Aggregate Imputed Cost of the Plan for the Fiscal Year preceding the year for which the determination is being made by the fraction which is one minus the Marginal Tax Rate for such preceding Fiscal Year (the "Tax-Effected Aggregate Imputed Cost" for such Fiscal Year), plus (B) the aggregate Tax-Effected Aggregate Imputed Cost of the Plan for all preceding Fiscal Years, other than the Fiscal Year immediately preceding the year for which the determination is being made, plus (C) the sum of the respective amounts obtained by multiplying the Capital Reduction Charge for each preceding Fiscal Year by the fraction which is one minus the Marginal Tax Rate for the corresponding Fiscal Year, less (D) the aggregate amount of all cash dividends that would have been paid by the Company on the aggregate number of shares of Common Stock purchased by the Company for purposes of the Plan and taken into account pursuant to Section 5.1, 5.3 or 5.10(a) prior to the end of the Fiscal Year preceding the year for which the determination is being made, measured from the date the corresponding CAP Units were first credited to such Accounts, if all such shares had remained outstanding and (y) the Average Federal Funds Rate for such Fiscal Year.

                  "Cash Balance" means the amount from time to time credited to a Participant's Cash Balance Account.

                  "Cash Balance Account" has the meaning assigned to such term in Section 5.2.

                  "Change in Control" means (a) a majority of the Board of Directors ceases to consist of Continuing Directors; (b) any Person becomes the Beneficial Owner of 50% or more of the outstanding voting power of the Company unless such acquisition is approved by a majority of the Continuing Directors;
(c) the stockholders of the Company approve an agreement to merge or consolidate into any other entity, unless such merger or consolidation is approved by a majority of the Continuing Directors; or (d) the stockholders of the Company approve an agreement to dispose of all or substantially all of the assets of the Company, unless such disposition is approved by a majority of the Continuing Directors.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes.

                  "Committee" means each of the Advisory Committee, the Board Committee and the Management and Compensation Committee.

                  "Common Stock" means the common stock, par value $1.00 per share, of the Company.

                  "Company" means The Bear Stearns Companies Inc., a Delaware corporation, and its successors and assigns.

                  "Consolidated Common Stockholders' Equity" means, as of any date of determination, the consolidated stockholders' equity of the Company and its subsidiaries applicable to Common Stock.

                  "Continuing Director" means any member of the Board of Directors who is a member on the Effective Date or who is elected to the Board of Directors after the Effective Date upon the recommendation or with the approval of a majority of the Continuing Directors at the time of such recommendation or approval.

                  "Cost of Carry" means, with respect to a Participant, the sum of (a) the amount obtained by multiplying the Deferred Tax Benefit for each Plan Year by the Average Federal Funds Rate in the Fiscal Year for which the determination is being made, and (b) the amounts obtained by compounding the amounts so obtained for each preceding Fiscal Year for which a Cost of Carry was calculated less the tax benefits associated with the amounts so determined, calculated on the basis of the Marginal Tax Rate in each such Fiscal Year, on an annual basis, at the Average Federal Funds Rate in effect during each succeeding Fiscal Year; and, with respect to the Plan as a whole, means the aggregate Cost of Carry of all Participants in any Fiscal Year.

                  "Deferral Period" means the period of five Fiscal Years commencing on the first day of the Fiscal Year following the Plan Year for which a Participant's compensation being deferred pursuant to this Plan was payable, or such greater or lesser number of whole Fiscal Years as the Appropriate Committee may approve pursuant to Section 4.1, 4.3, 4.5 or 4.6. Notwithstanding the foregoing, the Deferral Period applicable to compensation being deferred for a particular Plan Year for any Participant who will attain age 56 prior to the last day of any such Plan Year and who elects in any Plan Election to be governed by this sentence in the manner specified by the Company shall be, (i) in the case of Participants who attain the age of 56 in such Plan Year, four Fiscal Years, (ii) in the case of Participants who attain the age of 57 in such Plan Year, either three or four Fiscal Years, (iii) in the case of Participants who attain the age of 58 in such Plan Year, either two, three or four Fiscal Years, or (iv) in the case of Participants who attain the age of 59 or older in such Plan Year, either one, two, three or four Fiscal Years, in each such case as the Participant may so elect for each such Plan Year.

                 "Deferral Year" means any Fiscal Year during a Deferral Period.

                 "Deferred Tax Benefit" means, for each Plan Year of a Participant, the sum of (a) the amounts obtained by multiplying such Participant's Total Deferral Amount, if any, for such Plan Year by the Marginal Tax Rate for such Plan Year and (b) the respective amounts obtained by multiplying the dollar amount of all Net Earnings Adjustments made with respect to the subaccount of such Participant's Capital Accumulation Account corresponding to such Plan Year by the respective Marginal Tax Rates for each Deferral Year for which such adjustments are made. The Deferred Tax Benefit shall be computed and recorded separately for each Plan Year.

                  "Disability" means the complete and permanent inability of an individual to perform his duties due to his physical or mental incapacity, all as determined by the Appropriate Committee upon the basis of such evidence, including independent medical reports and data, as the Appropriate Committee deems necessary or appropriate.

                  "Dividend Savings" means (a) for Fiscal Year 1991, zero; (b) for Fiscal Year 1992, the sum of (i) the amount obtained by multiplying (A) the aggregate number of CAP Units credited to the Capital Accumulation Accounts of all Participants pursuant to Section 5.1 in respect of Fiscal Year 1991 by (B) the weighted average per share amount of all cash dividends paid by the Company on its Common Stock in such Fiscal Year (such weighted average amount to be determined by multiplying the amount of each such dividend by the number of days in the Fiscal Year on and after the date on which such dividend is paid, adding all the amounts so obtained and dividing the total by the number of days in such Fiscal Year) and by multiplying the product so obtained by (C) the Average Federal Funds Rate for such Fiscal Year, and (ii) the amounts (the "Partial Year Dividend Savings") obtained by multiplying (x) for each fiscal quarter in such Fiscal Year, the aggregate number of CAP Units credited to the Capital Accumulation Accounts of all Participants pursuant to Section 5.3 during such Fiscal Year by (y) the respective weighted average per share amounts of all cash dividends paid by the Company on its Common Stock in fiscal quarters of such Fiscal Year beginning after the date on which such CAP Units were so credited (each such weighted average amount to be determined in the manner described in the preceding clause (b)(i)(B)), and by multiplying the product so obtained by
(z) the Average Federal Funds Rate for such Fiscal Year; and (c) for Fiscal Year 1993 and each succeeding Fiscal Year of the Plan, means the amount obtained by first (i) multiplying the sum of (A) all CAP Units credited to the Capital Accumulation Accounts of all Participants pursuant to Section 5.1 in respect of all preceding Fiscal Years of the Plan and all CAP Units credited to such Accounts pursuant to Section 5.10(a) in respect of Net Earnings Adjustments, if any, for such Fiscal Years by (B) the weighted average per share amount of all cash dividends paid by the Company on its Common Stock in the Fiscal Year for which the determination is being made (determined in the manner described in the preceding clause (b)(i)(B)), (ii) calculating the amount of cash dividends that would have been paid by the Company in all preceding Fiscal Years on the aggregate number of shares of Common Stock purchased by the Company and taken into account for purposes of this Plan pursuant to Section 5.1, 5.3 or 5.10(a), measured from the date on which the corresponding CAP Units were credited to Participants' Accounts, if all such shares had remained outstanding and (iii) multiplying the respective Dividend Savings determined as provided herein for each preceding Fiscal Year by the fraction which is one minus the Marginal Tax Rate for the corresponding preceding Fiscal Year, and then multiplying the sum of the amounts so determined in clauses (i), (ii) and (iii) by the Average Federal Funds Rate for such Fiscal Year, and finally adding to such sum the Partial Year Dividend Savings for such Fiscal Year determined in the manner provided in the preceding clause (b)(ii).

                  "Earnings Adjustment" has the meaning assigned to such term in
Section 5.4(a).

                  "Earnings Unit Account" has the meaning specified in the PUP Plan.

                  "Earnings Units" has the meaning specified in the PUP Plan.

                  "Effective Date" means September 6, 1990.

                  "Effective Tax Rate" means,  for any Fiscal Year, the fraction the numerator of which is the consolidated tax expense of the Company and its subsidiaries for such Fiscal Year and the denominator of which is the consolidated income or loss before income taxes of the Company and its subsidiaries for such Fiscal Year. For this purpose, consolidated income or loss of the Company and its subsidiaries shall be calculated by including extraordinary items and the income or loss of discontinued operations, and income tax expense shall be calculated by including the income tax expense attributable to such extraordinary items or discontinued operations.

                  "Elective Plan Year" has the meaning assigned to such  term in
Section 4.3.

                  "Eligible Employee" means any individual who is employed by Bear Stearns as a Senior Managing Director and is an Accredited Investor.

                  "Enrollment Period" in respect of a Plan Year means the period commencing with the first day of the fiscal quarter immediately preceding such Plan Year and ending on December 31 of such Plan Year, or such shorter period contained therein designated by the Board Committee, provided that, unless otherwise determined by the Board Committee, the Enrollment Period with respect to an individual who becomes an Eligible Employee after December 31 of a Plan Year shall be the period commencing on the date such individual becomes an Eligible Employee and ending on the earliest of (a) the 30th day thereafter, (b) March 31 of the Plan Year in the case of an individual who was an employee prior to becoming an Eligible Employee or (c) the end of the Plan Year. Without limiting the generality of the foregoing, the Board Committee may designate one Enrollment Period for individuals who are Eligible Employees on the first day of a Base Year and one or more Enrollment Periods for individuals who become Eligible Employees after the first day of a Base Year; provided, however, with respect to participants in The Bear Stearns Companies Inc. Management Compensation Plan in no event shall any Enrollment Period in respect of any Plan Year extend more than 90 days into such Plan Year so as to allow a Participant to make an election to increase or decrease the deferral amount or Deferral Period relating to such Plan Year.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes.

                  "Executive Committee" means the Executive Committee of the Board of Directors.

                  "Fair Market Value" of a share of Common Stock as of any date means the closing sales price of a share of Common Stock on the composite tape for New York Stock Exchange listed securities on such date or, if the Common Stock is not quoted on the composite tape or is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed or, if the Common Stock is not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotation National Market System ("NASDAQ-NMS") or, if the Common Stock is not quoted on NASDAQ-NMS, the average closing bid quotation of a share on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use or, if the Common Stock is not listed or quoted, the fair value thereof as of such date as determined by the Appropriate Committee.

                  "Federal Funds Rate" means, for any day which is a Business Day, the rate for U.S. dollar funds settled through the Federal Reserve System or other immediately available U.S. dollar funds, as quoted by an independent broker of such funds selected by the Company, for the last transaction completed prior to 9:30 A.M. (Eastern time) on the Business Day on which such rate is determined, rounded up or down on a daily alternating basis to the nearest whole multiple of one-eighth of one percent, and for any day which is not a Business Day means such rate as determined for the next preceding day which was a Business Day.

                  "Fiscal Year" means the fiscal year of the Company commencing on July 1 and ending on June 30. "Fiscal Year 1991" shall mean the Fiscal Year ending on June 30, 1991; "Fiscal Year 1992" shall mean the Fiscal Year ending on June 30, 1992; and "Fiscal Year 1993" shall mean the Fiscal Year ending on June 30, 1993. If the Company shall change its Fiscal Year after the Effective Date so as to end on a date other than June 30 ("Year-end Date") then, if such new Year-end Date falls after June 30 and on or prior to December 31, the Fiscal Year in which such change occurs shall be deemed to consist, for purposes of this Plan, of the period of not more than 18 months beginning on the July 1 following the last Fiscal Year preceding such change and ending such new Year-end Date or, if such new Year-end Date falls on or after January 1 and prior to June 30, the Fiscal Year in which such change occurs shall be deemed to consist, for purposes of this Plan, of the period of less than 12 months beginning on the first day of the Fiscal Year in which such change occurs and ending on such new Year-end Date.

                  "Full Year Units" has the meaning assigned  to  such  term  in
Section 5.4.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Historical Book Value" means, with respect to a CAP Unit credited to a Participant's Account pursuant to Section 5.1 or 5.10(a), an amount determined by dividing (a) Consolidated Common Stockholders' Equity as of the end of the Fiscal Year for which such CAP Unit was credited by (b) the sum of (i) the aggregate number of shares of Common Stock outstanding on the last day of such Fiscal Year, (ii) the aggregate number of CAP Units credited to the Capital Accumulation Accounts of all Participants as of the end of such Fiscal Year, and, with respect to a CAP Unit credited to a Participant's Account pursuant to Section 5.3, an amount determined by dividing (x)(i) Consolidated Common Stockholders' Equity, as of the last day of the Fiscal quarter for which such CAP Unit was credited, and (iii) the aggregate number of Earnings Units credited to the Earnings Unit Accounts of all Participants in the PUP Plan as of the end of such Fiscal Year, less (ii) all increases (or plus any decreases) in retained earnings of the Company and its subsidiaries attributable to net income (or loss), determined on a consolidated basis for all fiscal quarters of the Fiscal Year prior to and including the fiscal quarter during which such CAP Unit was credited, plus (iii) the amount determined by multiplying (A) a fraction, the numerator of which is the number of fiscal quarters in the Fiscal Year prior to and including the fiscal quarter during which such CAP Unit was credited, and the denominator of which is 4, by (B) the increase (or decrease) in retained earnings of the Company and its subsidiaries, attributable to net income (or loss), determined on a consolidated basis for the Fiscal Year during which such CAP Unit was credited, less (iv) the amount determined by multiplying (C) a fraction, the numerator of which is the number of fiscal quarters in the Fiscal Year prior to and including the fiscal quarter during which such CAP Unit was credited, and the denominator of which is 4, by (D) the total amount accrued in respect of cash dividends with respect to any capital stock of the Company for the Fiscal Year during which such CAP Unit was credited, plus (v) the total amount accrued in respect of cash dividends with respect to any capital stock of the Company for all fiscal quarters of the Fiscal Year prior to and including the fiscal quarter during which such CAP Unit was credited by (y) the sum of (i) the aggregate number of shares of Common Stock outstanding on the last day of such fiscal quarter, (ii) the aggregate number of CAP Units credited to the Capital Accumulation Accounts of all Participants as of the end of such date and
(iii) the aggregate number of Earnings Units credited to the Earnings Unit Accounts of all Participants in the PUP Plan as of the end of such Fiscal Year.

                  "Income Per Share" for any Fiscal Year means the consolidated income or loss before income taxes of the Company and its subsidiaries, adjusted as hereinafter provided, divided by the sum of (a) the number of shares of Common Stock outstanding during such Fiscal Year, computed on a weighted average basis based on the number of days outstanding during such Fiscal Year, (b) the number of CAP Units credited to the Capital Accumulation Accounts of all Participants computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that CAP Units are credited, increased or decreased pursuant to Section 5.1,
5.3 or 5.10 of the Plan and (c) the aggregate number of Earnings Units credited to the Earnings Unit Accounts of all Participants in the PUP Plan computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that Earnings Units are credited, increased or decreased pursuant to Section 4.2 or 4.5 of the PUP Plan. For purposes of this Plan, consolidated income or loss before income taxes of the Company and its subsidiaries (i) shall be determined prior to any charge or credit to income required in such Fiscal Year by reason of Net Earnings Adjustments pursuant to Section 5.10(a), (ii) shall include the amounts of any pre-tax earnings or loss attributable to discontinued operations or extraordinary items and (iii) shall be reduced by the Adjusted Preferred Stock Dividend Requirement during such Fiscal Year, and may be decreased, but not increased, by such amount determined by the Board Committee in its sole discretion as appropriate to carry out the purposes of the Plan.

                  "Initial Plan Election" has the meaning assigned to such term in Section 4.1.

                  "Investment Letter" means a letter, in a form to be approved by the Appropriate Committee, by which a Participant represents that he is an accredited Investor and that he is acquiring his interest in the Plan and any shares of Common Stock that may be acquired hereunder for investment and without a view to any distribution thereof.

                  "Management and Compensation Committee" means the Management and Compensation Committee of the Company or another committee of the Company or the Board of Directors designated by the Board of Directors to perform the functions of the Management and Compensation Committee hereunder.

                  "Marginal Tax Rate" means the maximum combined marginal rate of tax expressed as a fraction to which the Company is subject for the applicable Fiscal Year, including Federal, New York State and New York City income taxes (including any minimum or alternative tax), net of any tax benefit resulting from the deductibility of state and local taxes for federal income tax purposes.

                  "Net Earnings Adjustment" has the meaning assigned to such term in Section 5.10(a).

                  "Part Year Units" has the meaning assigned  to  such  term  in
Section 5.4(a).

                  "Participant" means any Eligible Employee who has validly elected to participate in the Plan pursuant to Section 4.l.

                  "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or a political subdivision thereof.

                  "Personal Leave of Absence" means the absence from the Company by a Participant, with the consent of the Company, for an extended period of time without salary under circumstances in which a return to full-time employment by the Participant is contemplated.

                  "Plan"  means  The  Bear  Stearns   Companies   Inc.   Capital
Accumulation Plan for Senior Managing Directors as set forth herein and as amended and restated from time to time.

                  "Plan Election" means the election to defer compensation made by a participant pursuant to Section 4.

                  "Plan Year" means Fiscal Year 1991, Fiscal Year 1992, Fiscal Year 1993 and any other Fiscal Year with respect to which the Board Committee makes the determination provided for in Section 3.1.

                  "Preferred Stock" means any capital stock of the Company that has a right to dividends or distributions in liquidation (or both) prior to the holders of the Common Stock.

                  "Preferred Stock Dividend Requirement" means, for any Fiscal Year, the amount of all dividends actually declared by the Company on, or required to be declared by the Company in accordance with the terms of, any Preferred Stock, in such Fiscal Year.

                  "Pre-Plan Earnings Per Share" means, for any Fiscal Year, (a) the sum of (i) the Company's consolidated net income or loss for such Fiscal Year less (ii) the amount of the Preferred Stock Dividend Requirement for such Fiscal Year, plus (iii) the amount obtained by multiplying the Aggregate Imputed Costs of the Plan deducted in the calculation of consolidated net income or loss for such Fiscal Year by the fraction which is one minus the Marginal Tax Rate for such Fiscal Year, divided by (b) the sum of (x) the number of shares of Common Stock outstanding during such Fiscal Year, computed on a weighted average basis based on the number of days outstanding during such Fiscal Year, (y) the aggregate number of CAP Units credited to the Accounts of all Participants computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that CAP Units are credited, increased or decreased pursuant to Section 5.1, 5.3 or 5.10 of the Plan, and (z) the aggregate number of Earnings Units credited to the Earnings Unit Accounts of all participants in the PUP Plan computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that Earnings Units are credited, increased or decreased pursuant to Section 4.2 or 4.5 of the PUP Plan.

                  "PUP Plan" means The Bear Stearns Companies Inc. Performance Unit Plan for Senior Managing Directors, as the same shall be amended, supplemented or modified from time to time.

                  "Quarter End Date" has the meaning assigned to  such  term  in
Section 5.3.

                  "Registration Statement" has the meaning assigned to such term in Section 6.7.

                  "Reporting Person" means a director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

                  "Required Deferral Amount" means, for any Plan Year, the following percentages of that portion of a Participant's current compensation for such Plan Year (prior to giving effect to any effective election hereunder to defer receipt of a portion of such amount but after giving effect to any effective election to defer compensation under any other plan sponsored by the Company or any Affiliate) which exceeds $200,000 (or the then prevailing annual base salary for Senior Managing Directors of Bear Stearns for such Plan Year):

                  25% of the first                           $   300,000
                  30% of the next                            $   500,000
                  40% of the next                            $ 1,000,000
                  50% of compensation exceeding              $ 2,000,000

Notwithstanding the foregoing, (a) the Required Deferral Amount for any Participant who will attain age 55 prior to the last day of any Plan Year and who elects in his Plan Election to be governed by this sentence in the manner specified by the Appropriate Committee shall be 25% of such compensation of such Participant for each Plan Year in which he attains age 55 or older and (b) no Participant shall be required or entitled to defer any portion of his compensation for any Plan Year for which he was entitled to receive payment prior to the date of his Plan Election. The Required Deferral Amount in his initial Plan Year for any Participant who first becomes an Eligible Employee after the first day of any Plan Year shall be determined by multiplying each of the foregoing amounts in this paragraph by a fraction, the numerator of which is the number of whole months remaining in the Plan Year following his date of employment and the denominator of which is 12.

                  "Required Deferral Period" has the meaning assigned to such term in Section 3.1.

                  "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as the same may be modified or amended from time to time, and any successor rule.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes.

                  "Special Plan Election" has the meaning assigned to such term in Section 4.6.

                  "Stock Award Amount" means, for a Plan Year, a dollar amount equal to the sum of (a) a Participant's Required Deferral Amount for the Plan Year, multiplied by the related Stock Award Percentage, plus (b) a Participant's Additional Deferral Amount, if any, multiplied by the related Stock Award Percentage.

                   "Stock Award Percentage" means, for any Plan Year, the percentage determined by the Compensation Committee, which will be applied to either the Required Deferral Amount or the Additional Deferral Amount to determine the amount which will be awarded pursuant to the Stock Award Plan. The Compensation Committee has the right to select different percentages for determining each of these amounts.

                  "Termination Date" means the last day of any Deferral Period.

                  "Total CAP Units" means the aggregate number of CAP Units, adjusted through any date of determination thereof, theretofore credited to a Participant's Capital Accumulation Account.

                  "Total Deferral Amount" for any Participant means, for each Plan Year, the sum of the Required Deferral Amount and the Additional Deferral Amount, reduced by the Stock Award Amount.

                  2.2 Accounting Terms. Whenever any accounting term is used herein, or the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of this Plan, such accounting term shall have the meaning assigned to such term or such determination or computation shall be made (as the case may be), to the extent applicable and except as otherwise specified herein, in accordance with GAAP.

                                    SECTION 3

                  Eligibility


                  3.1 Not later than 90 days after the commencement of any Fiscal Year, the Board Committee shall determine whether Eligible Employees who are not then Participants shall be entitled to defer a portion of their compensation for such Fiscal Year and the two Fiscal Years next succeeding such Fiscal Year (such three Fiscal Years being referred to collectively as a "Required Deferral Period"); provided, however, that in the case of the Required Deferral Period of which the Base Year is the Fiscal Year ending June 30, 1992, such determination may be made not later than October 30, 1991.

                  3.2 Each individual who is an Eligible Employee at any time during the Enrollment Period in respect of a Plan Year and is not then a Participant shall be eligible to participate in the Plan by deferring compensation as provided in Section 4.1; provided, however, that an Eligible Employee who does not elect to participate in the Plan during the Enrollment Period for the first Plan Year in which he is an Eligible Employee shall not be entitled to participate in the Plan in respect of subsequent Plan Years unless such participation is approved by the Appropriate Committee not later than the last day of the Enrollment Period for such Plan Year; and provided, further, that no individual shall be eligible to participate in the Plan unless such individual agrees to execute such documents or agrees to such restrictions, including but not limited to the execution of an Investment Letter, as the Appropriate Committee in its sole discretion may require.

                                    SECTION 4

                  Deferrals of Compensation


                  4.1 Plan Election. Each Eligible Employee who satisfies the eligibility requirements of Section 3.2 during a Plan Year may, during the applicable Enrollment Period, execute and file with the Appropriate Committee a Plan Election (an "Initial Plan Election"), in the form provided by the Company,
(a) electing to defer (i) the Required Deferral Amount of his current compensation for each of the three Fiscal Years in the Required Deferral Period and (ii) subject to the approval of the Appropriate Committee, any amount of his current compensation in excess of the Required Deferral Amount for his Base Year (the "Additional Deferral Amount") and (b) electing, subject to the approval of the Appropriate Committee, a Deferral Period (in whole Fiscal Years) in respect of the Required Deferral Amount and any Additional Deferral Amount for such Base Year of more than Five Fiscal Years. During the Enrollment Period occurring during the second and third Fiscal Years of a Required Deferral Period (or if there is no Enrollment Period for such Fiscal Year, the period commencing on the anniversary of the first day of the most recent preceding Enrollment Period and ending on the anniversary of the last day of such Enrollment Period), a Participant may execute and file with the Appropriate Committee an additional Plan Election (an "Additional Plan Election"), in the form provided by the Company electing, if applicable, a shorter Deferral Period or, subject to the approval of the Appropriate Committee, an Additional Deferral Amount for such Fiscal Year or a Deferral Period in respect of the Required Deferral Amount and any Additional Deferral Amount for such Fiscal Year of more than five Fiscal Years. The Appropriate Committee may approve any election of an Additional Deferral Amount and any election of a Deferral Period in excess of five Fiscal Years, or may deny any such request, in its sole discretion. If the Appropriate Committee shall deny any election of any Additional Deferral Amount, then the Additional Plan Election shall be deemed to relate only to the Participant's Required Deferral Amount for the Fiscal Year involved and, if the Appropriate Committee shall deny any election of a Deferral Period in excess of five Fiscal Years, then the Deferral Period applicable to the Required Deferral Amount and any Additional Deferral Amount for the Fiscal Year involved shall be five Fiscal Years.

                  4.2 Effect of Initial Plan Election. An Initial Plan Election filed during the Enrollment Period in respect of a Plan Year in accordance with
Section 4.1 shall constitute an election (a) to become a Participant in this Plan with respect to such Fiscal Year and the two succeeding Fiscal Years, (b) to defer for Deferral Period receipt of the Required Deferral Amount and the Additional Deferral Amount (if any) approved by the Appropriate Committee for such Fiscal Year and (c) to defer receipt of the Required Deferral Amount for the second and third Fiscal Years of the Required Deferral Period beginning with such Fiscal Year for the Deferral Period or such other period as may be approved by the Appropriate Committee pursuant to Section 4.1, unless, in the case of such second and third Fiscal Years, such Participant is excluded from participation in respect of subsequent Fiscal Years of a Required Deferral Period upon approval of the Appropriate Committee pursuant to Section 4.5(a).

                  4.3 Elective Deferrals. For each Plan Year occurring after the third Fiscal Year of a Participant's Required Deferral Period as to which such Participant has not theretofore had the opportunity to elect to defer compensation (each such Plan Year being referred to as an "Elective Plan Year"), such Participant may, subject as provided below, during the Enrollment Period in respect of any Plan Year during which the Board Committee has determined pursuant to Section 3.1 to allow any Eligible Employees to defer compensation for such Elective Plan Year, execute and file with the Appropriate Committee an Additional Plan Election electing to defer for the applicable Deferral Period the Required Deferral Amount of his current compensation for such Elective Plan Year. Thereafter, during the Enrollment Period occurring during each such Elective Plan Year (or if there is no Enrollment Period for such Fiscal Year, the period commencing on the anniversary of the first day of the most recent preceding Enrollment Period and ending on the anniversary of the last day of such Enrollment Period) a Participant may execute and file an Additional Plan Election, electing, subject to the approval of the Appropriate Committee, an Additional Deferral Amount for such Elective Plan Year and a Deferral Period (in whole Fiscal Years) in respect of the Required Deferral Amount and any Additional Deferral Amount for such Elective Plan Year of more than five Fiscal Years or, if applicable, a shorter Deferral Period. The Appropriate Committee may approve any election under this Section 4.3 to defer an Additional Deferral Amount and any election of a Deferral Period in excess of five Fiscal Years, or may deny any such request, in its sole discretion. If the Appropriate Committee shall deny any election of an Additional Deferral Amount, then the additional Plan Election shall be deemed to relate only to the Participant's Required Deferral Amount for the Elective Plan Year involved and, if the Appropriate Committee shall deny any election of a Deferral Period in excess of five Fiscal Years, then the Deferral Period applicable to the Required Deferral Amount and any Additional Deferral Amount for the Elective Plan Year involved shall be five Fiscal Years. If at any time there is more than one Elective Plan Year as to any Participant, then the Appropriate Committee shall determine whether or not the additional Plan Election which may be submitted in respect of such Elective Plan Years by such Participant shall relate to one or more than one of such Elective Plan Years. If the Appropriate Committee determines that such Plan Election shall relate to more than one Elective Plan Year, then the additional Plan Election to be filed by such Participant shall constitute an election to defer the Required Deferral Amount of his current compensation for each of such Elective Plan Years. Notwithstanding the foregoing, however, if an Eligible Employee does not elect to defer at least the Required Deferral Amount in respect of any Elective Plan Year, such Eligible Employee shall be ineligible to submit an additional Plan Election in respect of any succeeding Elective Plan Year unless the Appropriate Committee, in its sole discretion, shall determine (including, without limitation, by reason of hardship as contemplated by Section 4.5(a)) that such Eligible Employee shall once again be eligible to elect to defer compensation under this Section 4.3. In the event that the Appropriate Committee shall make the determination contemplated by the preceding sentence in respect of any Elective Plan Year for which the Enrollment Period has already expired, then the Appropriate Committee, may, in its discretion, establish a supplementary enrollment period for the Eligible Employee involved, in which case such supplementary enrollment period shall be deemed the Enrollment Period for such Eligible Employee for purposes of this Plan in respect of the Elective Plan Year involved.

                  4.4 Election Irrevocable. The election to defer compensation pursuant to a Plan Election or Additional Plan Election, once made for the first, second and third Fiscal Years of a Required Deferral Period or for any Elective Plan Year, shall be irrevocable and shall not be subject to cancellation by the Participant or, except as expressly provided herein, by the Appropriate Committee or the Company. Without limiting the generality of the foregoing, such an election for the first, second and third Fiscal Years of a Required Deferral Period or for any Elective Plan Year shall not be subject to cancellation by a Participant by reason of termination of his employment with the Company or an Affiliate.

                  4.5      Hardship Exceptions.

                  (a) A Participant may request to be excluded from participating in the Plan in respect of any Plan Year other than his Base Year by filing with the Appropriate Committee during the Enrollment Period occurring during such Fiscal Year (or if there is no Enrollment Period for such Fiscal Year, the period commencing on the anniversary of the first day of the most recent preceding Enrollment Period and ending on the anniversary of the last day of such Enrollment Period) a written request for non-participation, which request shall set forth the circumstances that have arisen since the Enrollment Period in respect of such Plan Year that would make continued participation in the Plan an unanticipated financial hardship for such Participant. The Appropriate Committee, in its sole discretion, shall determine whether or not to grant any such request. A Participant who requests and is granted such an exclusion shall not be eligible to participate in the Plan in respect of the Plan Year for which such request is granted, but shall continue to participate in the Plan in respect of any other Plan Years for which an election has previously been made hereunder and shall be eligible to participate in the Plan for future Plan Years.

                  (b) A Participant may request a reduction in any Deferral Period by one or more Fiscal Years at any time by filing with the Appropriate Committee a written request setting forth the circumstances that have arisen since the Enrollment Period for the related Plan Year that would make the failure to reduce the Deferral Period an unanticipated financial hardship for such Participant. The Appropriate Committee, in its sole discretion, shall determine whether or not to grant any such request and, if so, the number of whole Fiscal Years by which the Deferral Period shall be so reduced.

                  4.6 Special Elections. The Appropriate Committee shall have the right in its sole discretion to permit a Participant to execute and file with the Appropriate Committee, at such times and on such terms and conditions as the Appropriate Committee shall determine, a Plan Election (a "Special Plan Election") in form provided by the Company, electing to extend the Deferral Period previously selected with respect to any Required Deferral Amount and/or Additional Deferral Amount for such periods and in such proportions as shall be determined by the Appropriate Committee, provided that the Deferral Period being extended shall terminate no earlier than the end of the Fiscal Year following the Fiscal Year in which the Special Plan Election is made, except that any election with respect to the Deferral Period ending on June 30, 1997 shall be made on or before December 31, 1996. The Earnings Adjustment with respect to each Plan Year in any such additional Deferral Period shall be calculated in accordance with Section 5.4(e).

                                    SECTION 5

                  Capital Accumulation Accounts;
Cash Balance Accounts


                  5.1 Annual Credits to Capital Accumulation Accounts. For each Plan Year, the Company shall credit to each Participant, as of the last day of such Plan Year, by means of a bookkeeping entry established and maintained by the Company for each such Participant (a "Capital Accumulation Account"), a number of CAP Units equal to the quotient obtained by dividing the Total
Deferral Amount for such Plan Year by the Average Cost Per Share of the Available Shares for such Plan Year. The Available Shares for this purpose shall be the total number of Available Shares for such Plan Year less a number of shares equal to any CAP Units credited to Participants in respect of any fiscal quarter during such Plan Year pursuant to Section 5.3 and less a number of shares equal to the number of CAP Units to be credited to Participants as a Net Earnings Adjustment pursuant to Section 5.10(a) for such Plan Year. Notwithstanding the foregoing, if the aggregate number of CAP Units that otherwise would be credited to the Capital Accumulation Accounts of all Participants pursuant to the first sentence of this Section 5.1 would exceed the number of Available Shares, then the aggregate number of CAP Units to be credited to the Capital Accumulation Accounts of all Participants shall be limited to the number of Available Shares and such aggregate number of CAP Units shall be allocated on a pro rata basis, based on the respective Total Deferral Amounts of each Participant in respect of such Plan Year. The Company shall record CAP Units credited in respect of each Plan Year in a separate subaccount of each Participant's Capital Accumulation Account and any credits or adjustments hereunder to such CAP Units shall be made separately with respect to the CAP Units credited to each such subaccount.

                  5.2 Cash Balance Account. If the number of CAP Units which the Company is able to credit to Participants in respect of any Plan Year is limited by the third sentence of Section 5.1, then the Company shall also credit to each Participant an amount equal to (a) the Total Deferral Amount for such Plan Year for such Participant, less (b) the product of (i) the number of CAP Units credited to such Participant in respect of such Plan Year and (ii) the Average Cost per Share of the Available Shares taken into account in such determination. Such amounts shall be credited as of the last day of such Plan Year by means of a bookkeeping entry established and maintained by the Company for each Participant (a "Cash Balance Account"). The Company shall record Cash Balances credited in respect of each Plan Year in a separate subaccount of each Participant's Cash Balance Account and any credits or adjustments hereunder to such Cash Balances shall be made separately with respect to each such subaccount.

                  5.3 Quarterly Credits in Respect of Cash Balances. If there shall exist a Cash Balance in the Cash Balance Account of any Participant on the last day of any fiscal quarter of the Company, including the last day of a Plan Year (a "Quarter End Date"), the Company shall credit the Capital Accumulation Account of each such Participant, as of such Quarter End Date, with a number of additional CAP Units determined by dividing such Cash Balance by the Average Cost Per Share of the Available Shares acquired by the Company and designated by the Board Committee as being allocated to such period. If the aggregate number of CAP Units required to be credited to the Capital Accumulation Accounts of all such Participants pursuant to the preceding sentence would exceed the number of Available Shares, then the aggregate number of CAP Units to be credited shall be limited to the number of Available Shares and such CAP Units shall be allocated on a pro rata basis, based on the respective Cash Balances of each Participant. In connection with any crediting of CAP Units pursuant to this Section 5.3, the Cash Balance of each such Participant shall be reduced by debiting to his Cash Balance Account an amount equal to the product of the number of CAP Units credited to his Capital Accumulation Account and the Average Cost Per Share of the Available Shares acquired by the Company during the annual or quarterly period specified by the Board Committee.

                  5.4 Earnings Adjustments. For purposes of calculating the Net Earnings Adjustment with respect to any Deferral Year pursuant to Section 5.10, the Earnings Adjustment shall be calculated with respect to such Deferral Year, after making any credits to the Capital Accumulation Accounts of the Participants in respect of the fourth fiscal quarter of such Deferral Year pursuant to Section 5.3, as follows:

                  (a) first, the Company shall determine a dollar amount of interest to be credited to each Participant who had a positive Cash Balance at any time during the Deferral Year by multiplying the daily weighted average amount of each such Participant's Cash Balance (such weighted average to be determined by adding the amounts of the Participant's Cash Balance on each day during such Deferral Year and dividing the total so obtained by the number of days in such Deferral Year) by a percentage equal to the daily average of the highest rates of interest paid by Bear Stearns to its employees from time to time during such Deferral Year on free credit balances;

                  (b) the Company next shall determine a dollar amount to be credited or debited to each Participant in respect of CAP Units credited to such Participant's Capital Accumulation Account as of the first day of the Deferral Year and at all times throughout such Deferral Year ("Full Year Units") by multiplying such number of Full Year Units by the Income Per Share for the Deferral Year; provided, however, that the amount to be credited or debited pursuant to this clause (b) to a Participant whose employment with the Company and its Affiliates was terminated during such Deferral Year shall be the amount determined as aforesaid multiplied by a fraction, the numerator of which shall be the number of whole months in such Deferral Year prior to the month in which his employment terminated and the denominator of which shall be 12;

                  (c) the Company then shall determine a dollar amount to be credited to each Participant in respect of CAP Units credited or debited to his Capital Accumulation Account as of any date subsequent to the first day of the Deferral Year ("Part Year Units") by multiplying such number of Part Year Units by the Income Per Share for the Deferral Year and multiplying the product so obtained by a fraction, the numerator of which shall be the number of whole months in such Deferral Year during which such Part Year Units were so credited (less, in the case of a Participant whose employment by the Company and its Affiliates is terminated in such Deferral Year, the number of whole months following the effective date of such termination, plus one) and the denominator of which shall be 12 (if a Participant's Capital Accumulation Account has been credited with Part Year Units which initially were credited to such Account as of different dates during the Deferral Year, then the calculation required by this clause (c) shall be made separately for each such group of Part Year Units);

                  (d) the Company then shall calculate a dollar amount to be charged to each Participant who has any Additional Deferral Amount by determining the Cost of Carry for such Participant with respect to each Plan Year for which he has any such Additional Deferral Amount and multiplying each such amount by a fraction, the numerator of which shall be the Participant's Additional Deferral Amount for such Plan Year and the denominator of which shall be his Total Deferral Amount for such Plan Year; provided that the charge computed pursuant to this subparagraph (d) resulting from an Additional Deferral Amount in Plan Year 1993 or Plan Year 1994 shall be taken into account only with respect to a Participant who has elected to defer such Additional Deferral Amount for more than five Fiscal Years and then only with respect to Deferral Years after the fifth Deferral Year;

                  (e) the Company then shall calculate a dollar amount to be charged to each Participant who elected to defer any Required Deferral Amount in respect of any Plan Year for more than five Fiscal Years by determining the Cost of Carry for such Participant with respect to each such Plan Year and multiplying each such amount by a fraction, the numerator of which shall be the Participant's Required Deferral Amount for such Plan Year and the denominator of which shall be his Total Deferral Amount for such Plan Year; provided that the charge computed pursuant to this subparagraph (e) shall be taken into account only with respect to Deferral Years after the fifth Deferral Year;

                  (f) the Company shall then calculate an amount to be charged to each Participant whose employment with the Company and its Affiliates has terminated equal to the Cost of Carry for such Participant for such Deferral Year or, if his employment terminated in such Deferral Year, for the portion thereof beginning with the month in which his employment terminated; and

                  (g) finally, (i) if the sum (or net amount) of the amounts determined for a Participant in subparagraphs (a), (b) and (c) above is a positive number and such sum (or net amount) exceeds the aggregate of the charges, if any, determined for such Participant pursuant to subparagraphs (d),
(e) and (f) above, then the Earnings Adjustment shall equal such sum (or net amount), as determined for purposes of this Section 5.4, or (ii) if the net amount of the amounts determined for a Participant in subparagraphs (a), (b) and
(c) less the aggregate of the charges, if any, determined pursuant to subparagraphs (d), (e) and (f) is a negative number (an "Earnings Charge") and such Participant has a positive Cash Balance, then (A) such Cash Balance first shall be reduced by an amount equal to such Earnings Charge (provided that no such reduction shall be made to the extent the Earnings Charge relates to a negative result from sub-paragraph (b) or (c)) and (B) if, after reducing such Cash Balance to zero, any amount determined in accordance with the preceding clause (ii)(A) remains unapplied, or if such Participant has no Cash Balance, then the Earnings Adjustment shall be zero.

                  5.5 Book Value Adjustment. For purposes of calculating the Net Earnings Adjustment with respect to any Deferral Year pursuant to Section 5.10, the Book Value Adjustment shall equal the sum of (1) the amount maintained in the Book Value Adjustment Carry Forward Account pursuant to Section 5.10(a), if any, and (2) the product of (a) the total number of CAP Units credited to the Capital Accumulation Account of each Participant as of the last day of such Deferral Year but without including any CAP Units credited on such date pursuant to Sections 5.1, 5.3 and 5.10 multiplied by (b) the difference between Adjusted Book Value Per Share as of the last day of the Deferral Year and Adjusted Book Value Per Share as of the last day of the preceding Deferral Year.

                  5.6 Overall Cost Limitation. Notwithstanding the provisions of
Section 5.10, if the operation of the Plan (without giving effect to this Section 5.6) would result in Adjusted Earnings Per Share for any Fiscal Year being less than 98.5% of Pre-Plan Earnings Per Share for such Fiscal Year, then, after making the other credits and adjustments required by Section 5.3, (a) the Net Earnings Adjustments required by Section 5.10(a) first shall be reduced or eliminated, and (b) if necessary after eliminating all such Net Earnings Adjustments, the Cash Balance Accounts of all Participants shall be reduced or eliminated so that to the extent possible, after giving effect to all such reductions and eliminations, Adjusted Earnings Per Share for such Fiscal Year will be 98.5% of Pre-Plan Earnings Per Share.

                  5.7 Antidilution Adjustments. In the event of a stock split or if the Company makes any distribution (other than a cash dividend) with respect to Common Stock after the date CAP Units initially are credited to a Participant's Capital Accumulation Account in accordance with this Section 5, the number of CAP Units held in each Participant's Capital Accumulation Account shall be equitably adjusted (as determined by the Appropriate Committee in its sole discretion) to reflect such event. If there shall be any other change in the number or kind of outstanding shares of Common Stock as a result of a recapitalization, combination of shares, merger, consolidation or otherwise, the number of CAP Units credited to each Participant's Capital Accumulation Account shall be equitably adjusted (as determined by the Appropriate Committee in its sole discretion) to reflect such event.

                  5.8 Apportionment of Credits. Whenever CAP Units are credited to a Participant's Capital Accumulation Account pursuant to Section 5.3 or 5.10 in respect of any Deferral Year, they shall be apportioned among the CAP Units originally credited to such Account in respect of each Plan Year on a pro rata basis, based on the respective number of the CAP Units originally credited in respect of each such Plan Year, and such additional CAP Units shall have the same Termination Date as the original CAP Units to which they are so apportioned.

                  5.9 Amounts Vested. A Participant shall be fully vested at all times in the CAP Units credited to his Capital Accumulation Account and in the Cash Balance credited to his Cash Balance Account; provided, however, that the establishment and maintenance of, or credits to, such Capital Accumulation Account and Cash Balance Account shall not vest in any Participant or his Beneficiary any right, title or interest in or to any specific asset of the Company.

                  5.10     Net Earnings Adjustments.

                  (a) After making any credits to the Capital Accumulation Accounts of the Participants in respect of the fourth fiscal quarter of such Deferral Year pursuant to Section 5.3, each Participant's Account shall be adjusted, effective as of the last day of such Deferral Year, as provided in this Section 5.10(a). The Company shall credit the Capital Accumulation Account of each Participant with an additional number of CAP Units (a "Net Earnings Adjustment") equal to the quotient of (i) the difference between the Earnings Adjustment calculated in accordance with Section 5.4 and the Book Value
Adjustment calculated in accordance with Section 5.5 for such Deferral Year, divided by (ii) the Average Cost Per Share of the Available Shares acquired by the Company and designated by the Board Committee as being allocated to such period. Notwithstanding the foregoing, however, if (i) the Earnings Adjustment is a negative number or (ii) the Book Value Adjustment exceeds the Earnings Adjustment then no CAP Units shall be credited to the Accounts of any Participants and the amounts of each of such Book Value Adjustment and Earnings Adjustment shall be disregarded and shall not be taken into account for purposes of the Plan in any subsequent Deferral Year.

                  If the aggregate number of CAP Units required to be credited to the Accounts of all Participants pursuant to this Section 5.10(a) shall exceed the number of Available Shares in respect of such Plan Year, then the Company shall credit to each Participant only that number of CAP Units as shall equal the number of Available Shares, on a pro rata basis, based on the number of CAP Units which each Participant otherwise would have been entitled to be credited. In such event, the Company shall also carry forward to subsequent Deferral Years the respective amounts obtained by multiplying each of the Earnings Adjustment and the Book Value Adjustment applicable for each Participant by the fraction which is one minus the quotient obtained by dividing
(a) the number of Available Shares by (b) the aggregate number of CAP Units required to be credited pursuant to this Section 5.10(a). Such respective amount shall be credited (or debited) by means of separate bookkeeping entries established and maintained by the Company to the Cash Balance Account in respect of the Earnings Adjustment and a "Book Value Adjustment Carryforward Account" in respect of the applicable Book Value Adjustment of each Participant. The amounts credited to the Cash Balance Account in respect of the Earnings Adjustment shall equal the product of (a) the applicable amount carried forward in respect of Earnings Adjustment and (b) the Average Cost Per Share for the Plan Year involved.

                  (b) Notwithstanding anything in the Plan to the contrary, for purposes of determining Historical Book Value Per Share and Adjusted Book Value Per Share, the Net Earnings Adjustments credited to each Participants' Capital Accumulation Account pursuant to Section 5.10(a) shall be disregarded and in lieu thereof the Earnings Adjustments provided for in Section 5.4 and the Book Value Adjustments provided for in Section 5.5 shall be deemed made without giving effect to Section 5.10(a). In addition, for purposes of calculating the Earnings Adjustment and the Book Value Adjustment (except as required by Section
5.2 any amounts credited to a Book Value Adjustment Carryforward Account in a prior Deferral Year shall be deemed made as a Book Value Adjustment in the year so credited and not carried forward to subsequent Deferral Years.

                  5.11 Certification of the Board Committee. As a condition to the right of any Participant to receive any shares payable in respect of CAP Units credited to such Participant's Capital Accumulation Account or cash in respect of such Participant's Cash Account, in respect of fractional CAP Units credited to such Participant's Capital Accumulation Account or payable pursuant to Section 6.6, prior to the time CAP Units or cash is credited to the appropriate Accounts of such Participant or a Participant receives cash pursuant to Section 6.6, the Board Committee shall be required to certify, by resolution of the Board Committee or other appropriate action, that the amounts to which such Participant is entitled have been accurately determined in accordance with the provisions of the Plan.

                                    SECTION 6

                  Payment of Benefits


                  6.1 Distributions. As soon as practicable following each Termination Date, each Participant shall be entitled to receive from the Company, in respect of the Total Deferral Amount for the related Plan Year, a number of shares of Common Stock equal to the Total CAP Units credited to his Capital Accumulation Account in respect of such Plan Year and an amount in cash equal to his Cash Balance, if any, in respect of such Plan Year, each determined as of such Termination Date.

                  6.2 Accelerated Distributions. Notwithstanding the provisions of Section 6.1 and in lieu of any distribution on a Termination Date selected by a Participant, a Participant may receive a distribution prior to a Termination Date as follows:

                  (a) If a Participant shall die during any Fiscal Year prior to the end of all of his Deferral Periods, the Participant's estate (or his Beneficiary) shall be entitled to receive from the Company, as soon as practicable after the end of the Fiscal Year in which such Participant's death occurs, a number of shares of Common Stock equal to the Total CAP Units credited to his Capital Accumulation Account, as adjusted pursuant to Sections 5.6 and
5.10 as of the end of the Fiscal Year in which such Participant's death occurs, and an amount in cash equal to his Cash Balance, if any, as of the end of the Fiscal Year in which such Participant's death occurs.

                  (b) If a Participant's employment with the Company and its Affiliates shall be terminated for any reason prior to the end of all of his Deferral Periods (other than by reason of death), or if such Participant shall suffer a Disability or shall become a Managing Director Emeritus of Bear Stearns, then such Participant (or his Beneficiary) shall, unless otherwise determined by the Appropriate Committee as hereinafter provided, continue to be bound by, and to be subject to, all the terms and provisions of this Plan, except that (i) in lieu of making any calculations pursuant to subparagraphs
(ii) and (iii) of Section 5.4 in respect of the portion of the Deferral Year beginning with the month in which his employment terminates and for any subsequent Deferral Year prior to any Termination Date, the Company shall credit to the Cash Balance Account of such Participant, on an annual basis as of the last day of each Fiscal Year, a dollar amount equal to the cash dividends declared by the Company, in the fiscal quarter of the Company following the fiscal quarter in which his employment terminated or in any subsequent fiscal quarter ending on or prior to a Termination Date, on that number of shares of Common Stock corresponding to the number of CAP Units credited to his Capital Accumulation Account (A) as of the last day of the month before his employment terminates in respect of the Fiscal Year in which his employment terminated and
(B) as of the first day of the Fiscal Year after which his employment terminated in respect of all subsequent Fiscal Years, and (ii) notwithstanding the provisions of Section 5.5, the Book Value Adjustment for any Fiscal Year following the Fiscal Year in which his employment terminated shall be zero. For purposes of calculating the Book Value Adjustment for the Fiscal Year in which the employment of a Participant is terminated, the denominator of the fraction referred to in Section 5.5 of the Plan shall be (in lieu of the Adjusted Book Value Per Share on the last day of the Deferral Year for which the adjustment is being made) the Adjusted Book Value Per Share calculated by including in the definition of Adjusted Common Stockholder Equity (in lieu of all increases (or decreases) in retained earnings attributable to net income (or loss) minus all amounts accrued in respect of cash dividends declared with respect to any capital stock of the Company) the amount determined by multiplying (A) the increase (or decrease) in retained earnings in such Fiscal Year attributable to net income (or loss) minus all amounts accrued in respect of cash dividends declared with respect to any capital stock of the Company by (B) a fraction, the numerator of which is the number of months in the Fiscal Year prior to but not including the month in which his employment terminates, and the denominator of which is 12.

                  Notwithstanding the foregoing:

                           (i) the Appropriate Committee shall have the right in its sole discretion (A) to treat a Participant who has suffered a Disability or who has become a Managing Director Emeritus of Bear Stearns as a Participant (1) in all respects under this Plan, (2) to whom the provisions of Section 5.4 but not the provisions of Section
         4.1 shall apply or (3) whose employment with the Company and its Affiliates has terminated and to whom the foregoing provisions of this paragraph (b) shall apply, and (B) at any time or from time to time, to change any such treatment with respect to any such Participant to any other such treatment;

                           (ii) the Appropriate Committee shall have the right in its sole discretion to accelerate any Termination Date with respect to any Plan Year of a Participant whose employment with the Company and its Affiliates terminates to the last day of the Fiscal Year in which such employment terminates or to the last day of any subsequent Fiscal Year, in which case the date so determined by the Appropriate Committee with respect to each such Plan Year shall be the Participant's Termination Date for all purposes of this Plan with respect to each such Plan Year. The Appropriate Committee shall give notice of any such determination to the Participant at least ten days prior to the earliest of such accelerated Termination Dates. In addition, if a Participant whose employment with the Company has terminated shall request the Appropriate Committee to accelerate the Termination Date with respect to any Plan Year of such Participant to the last day of the Fiscal Year immediately preceding the Fiscal Year in which such Participant's employment terminates, the Appropriate Committee may in its sole discretion so accelerate the Termination Date with respect to any such Plan Year of such Participant. If the Appropriate Committee takes such action, such Participant's distribution from the Plan for any Plan Year the Termination Date of which is so accelerated shall be based on the Total CAP Units and his Cash Balance at the end of such prior Fiscal Year for each such Plan Year, without giving effect to any adjustments otherwise required to be made during the Fiscal Year in which his employment terminates, including, without limitation, for Net Earnings Adjustments, dividends on the Common Stock, or interest, and the distributions called for in Section 6.1 of the Plan shall be made as soon as practicable after such action is taken by the Appropriate Committee;

                           (iii) Notwithstanding clause (ii) above, the Appropriate Committee shall have the right in its sole discretion to determine that, regardless of the Termination Date with respect to any other Plan Year or Plan Years, the Termination Date with respect to the Plan Year in which the employment of the Participant with the Company and its Affiliates terminates, and the Plan Year immediately preceding such Plan Year if such employment terminates prior to the date on which the Capital Accumulation Account of such Participant is credited pursuant to Section 5.1 hereof with respect to such immediately preceding Plan Year, shall be the last day of the Fiscal Year immediately preceding the Plan Year in which such employment terminates or, if applicable, the prior Plan Year; and

                           (iv) the Appropriate Committee may permit a Participant whose employment with the Company and its Affiliates terminates more than five years after the last day of his first Plan Year and who has elected a Deferral Period of more than five Fiscal Years for any Plan Year to participate in the Plan with respect to any such Plan Year for one or more Fiscal Years (but not beyond his Termination Date as determined in accordance with his applicable Plan Election) on substantially the same terms as other Participants whose employment has not terminated, in which case the Capital Accumulation Account of such Participant shall continue to be adjusted in the manner provided in Section 5.10 for other Participants except that subparagraph (f) of Section 5.4 shall apply to such a Participant, and the Termination Date with respect to each such Plan Year shall be the last day of such Fiscal Year as shall be determined by the Appropriate Committee.

                  (c) If a Participant shall take a Personal Leave of Absence prior to the end of all his Deferral Periods, the Appropriate Committee shall have the right in its sole discretion to require the Participant to become subject to the provisions of paragraph (b) above (to the same extent as a Participant whose employment had terminated) during the period of such Personal Leave of Absence, except that in the event the Participant resumes full-time employment after the first day of a Fiscal Year, all calculations under this Plan with respect to such Fiscal Year shall be made by treating the Participant in the same manner as a full-time employee for the number of full months of such employment during such Fiscal Year and as a Participant whose employment had been terminated for the balance of such Fiscal Year. If the Appropriate Committee shall not take such action the Participant shall continue to be treated under this Plan on the same basis as a Participant who is not on a Personal Leave of Absence.

                  (d)  In  addition,  in  the  event  of  hardship,   actual  or
prospective change in tax laws, or any other unforeseen or unintended circumstance or event (including, without limitation, if the tax laws of any foreign jurisdiction do not provide for tax consequences to Participants or the Company that are comparable to those provided under United States tax laws), or if desirable to preserve the deductibility for federal income taxes of compensation paid or payable by the Company to any Participant, the Appropriate Committee, in its sole discretion, may accelerate any Termination Date of any Participant to the last day of any Fiscal Year, in which case the accelerated date determined by the Appropriate Committee shall be the Termination Date for all purposes of this Plan.

                  (e) Notwithstanding anything else contained in this Plan, upon determination by the Appropriate Committee to accelerate any Termination Date or distribution of payment pursuant to this Plan, in consideration of such decision, the Appropriate Committee shall require the Participant to execute an agreement, in form and substance satisfactory to the Appropriate Committee, providing for the Participant's agreement not to solicit any employees of the Company for a period terminating on the last deferral date when the Participant would have otherwise received a distribution from the Plan; and the Appropriate Committee may require, in its sole discretion, the Participant to further agree to such terms and conditions as determined by the Appropriate Committee in its sole discretion.

                  6.3 Change in Control and Parachute Limitation. Notwithstanding the provisions of Sections 6.1 and 6.2, within sixty (60) days of the occurrence of a Change in Control, each Participant shall be entitled to receive from the Company that number of shares of Common Stock which is equal to the Total CAP Units credited to his Capital Accumulation Account as of the date of such Change in Control and an amount in cash equal to his Cash Balance, if any, as of such date; provided, however, no amount shall be immediately distributable or payable under the Plan if and to the extent that the Appropriate Committee determines that such distribution or payment (taken together with any other payment received or to be received by the Participant from the Company or any of its Affiliates in connection with a Change in Control) would constitute an "excess parachute payment" under section 280G of the Code, which would cause such amount to be subject to an excise tax to the recipient or to be nondeductible to the Company or any of its Affiliates, or would subject a Reporting Person to liability under Section 16(b) of the Exchange Act or any rule or regulation thereunder by reason of transactions or events occurring on or prior to the occurrence of the Change in Control. Payment of amounts not distributed by reason of this Section 6.3 shall be made as soon as practicable, consistent with this Section 6.3.

                  6.4 Additional Distributions in Certain Cases. In addition to the amounts provided by Section 6.1, 6.2 or 6.3, if (a) upon making any distribution to any Participant, the Company determines that the Company or Bear Stearns would realize a tax benefit calculated at its Marginal Tax Rate in the year of such distribution (without giving effect to any carryovers or carrybacks of losses, credits or deductions from any prior or succeeding Fiscal Year) in excess of the amount of Deferred Tax Benefit in respect of its liability to such Participant on account of such distribution, and (b) such Participant's Cash Balance Account or the number of CAP Units credited to his Capital Accumulation Account had been reduced in a prior Fiscal Year as a result of the application of subparagraphs (d) or (e) of Section 5.4 or Section 5.6, then at the time of the distribution pursuant to this Section 6 the Company also shall pay to such Participant, in cash, an additional amount equal to the lesser of (i) the amount by which the actual tax benefit to be received by the Company or Bear Stearns exceeds such Deferred Tax Benefit and (ii) the amount by which such Participant's Cash Balance Account or Capital Accumulation Account was so reduced. Notwithstanding the foregoing, a Participant shall not be entitled to any payment from the Company pursuant to this Section 6.4 in respect of any reduction in his Cash Balance Account or in the number of CAP Units credited to his Capital Accumulation Account for any period commencing with the first day of the month following the month in which his employment by the Company and its Affiliates was terminated.

                  6.5 Special Provisions for Reporting Persons. If required by Rule 16b-3, shares of Common Stock distributed to Participants who are Reporting Persons shall bear an appropriate legend to the effect that such shares of Common Stock may not be transferred for a period of six (6) months after they are credited to the Account of such Participant.

                  6.6 Form of Payments. Except as otherwise provided herein, all distributions in respect of CAP Units to be made to a Participant (or his Beneficiary) under the Plan shall be made in whole shares of Common Stock. Payment in respect of any fractional CAP Unit shall be made in cash based upon the Fair Market Value of a share of Common Stock on the second Business Day preceding the payment date. Shares of Common Stock distributed hereunder may be treasury shares, shares of authorized but unissued Common Stock, or a combination thereof, and shall be fully paid and nonassessable. If shares of Common Stock are distributed pursuant to Sections 6.1, 6.2(a) or 6.2(b) to any Participant after the record date for any cash dividend occurring after the Termination Date with respect to which such shares are distributed or, in the cases of Sections 6.2(a) or 6.2(b), after the end of the Fiscal Year in which the death or Disability of a Participant occurs, then such Participant (or his estate or Beneficiary) shall be entitled to receive from the Company an amount of cash equal to the cash dividends per share payable to holders of record on such record date multiplied by the number of shares of Common Stock so distributed to such Participant after such record date.

                  6.7 Registration and Listing of Common Stock. Prior to the date on which any shares of Common Stock are required to be issued to any Participant under this Plan without taking into account any acceleration of such distribution date pursuant to the provisions of Section 6.2 of the Plan, the Company shall file a registration statement (a "Registration Statement") on Form S-3 and/or Form S-8 (or any successor form then in effect) under the Securities Act, with respect to all shares of Common Stock which the Company then estimates are distributable under the Plan; provided, however, that the Company need not file a Registration Statement hereunder if, prior to such date, the Company receives a written opinion of counsel to the effect that such shares of Common Stock may be sold, transferred or otherwise disposed of under the Securities Act without registration thereunder. The Company shall use its best efforts to have any such Registration Statement declared effective as soon as reasonably practicable after filing and shall use reasonable efforts to keep each such Registration Statement continuously in effect until all shares of Common Stock to which such Registration Statement relates have been so issued, and for a two-year period thereafter. From time to time the Company also shall amend such Registration Statement to cover any additional shares of Common Stock which become distributable under the Plan and otherwise would not be covered by such Registration Statement. In the event that Participants would be precluded from selling any shares of Common Stock distributable hereunder unless such shares were registered or qualified under the securities or "blue sky" laws of any state (or otherwise received the approval of any state governmental or regulatory authority), then the Company shall use its best efforts to cause such shares of Common Stock to be duly registered or qualified (or to receive such approval) as may be required. If the shares of Common Stock distributable hereunder satisfy the criteria for listing on any exchange on which the Common Stock is then listed, then (unless such shares of Common Stock already are listed on such exchange) the Company shall apply for and use its best efforts to obtain a listing of all such shares of Common Stock on such exchange. All costs and expenses incurred by the Company in connection with the satisfaction of its obligations under this Section 6.7 shall be borne by the Company. The Company shall immediately notify each Participant in the event that a Registration Statement which has been filed and remains effective contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Upon receipt of such notice, no Participant shall sell or agree to sell any shares of Common Stock pursuant to such Registration Statement unless and until the Company has notified each Participant that such Registration Statement no longer contains such misstatement or omission. In the event that shares of Common Stock are issued to Participants hereunder other than pursuant to a Registration Statement, then, unless the Company shall have obtained the opinion of counsel referred to above, each certificate representing such shares shall bear a legend substantially to the following effect:

                  The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of such Act.

                  By submitting a Plan Election, each Participant shall be deemed to have agreed to the foregoing provisions of this Section 6.7.

                  6.8 Reservation of Shares. The Company, as soon as practicable after the end of each Fiscal Year prior to the termination of this Plan, shall reserve such number of shares of Common Stock (which may be authorized but unissued shares or treasury shares) as shall be required so that the total of all shares reserved hereunder, including shares reserved pursuant to this
Section 6.8 in preceding Fiscal Years, shall be equal to the number of shares of Common Stock which the Company would be obligated to issue to all Participants in accordance with the terms of the Plan if the Plan were to be terminated at such time.

                                    SECTION 7

                  Source of Payments


                  Notwithstanding any other provision of this Plan, the Company shall not be required to establish a special or separate fund or otherwise segregate any assets to assure any payments hereunder. If the Company shall make any investment to aid it in meeting its obligations hereunder, a Participant and his Beneficiary shall have no right, title or interest whatsoever in or to any such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, including without limitation the acquisition of any shares of Common Stock by the Company, shall create or be construed to create a trust of any kind between the Company and any Participant or Beneficiary. To the extent that any Participant or Beneficiary acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of a general unsecured creditor of the Company.

                                                       SECTION 8

                  Administration of the Plan


                  8.1 Authority of Committee. The Plan shall be administered by the Appropriate Committees, which shall have full power and authority as set forth herein to interpret, to construe and to administer the Plan and to review claims for benefits under the Plan. Each Appropriate Committee's interpretations and constructions of the Plan and actions thereunder, including but not limited to the determination of the amounts to be credited to any Capital Accumulation Account or Cash Balance Account, shall be binding and conclusive on all persons and for all purposes.

                  8.2 Duties of Committee. The Appropriate Committees shall cause the Company to establish and maintain records of the Plan, of each Capital Accumulation Account and Cash Balance Account and of each subaccount thereof established for any Participant hereunder. Either of the Appropriate Committees may engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan, may arrange for the engagement of such legal counsel, who may be counsel for the Company, and may make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. Each such Committee may rely upon the written opinion of the accountants and counsel engaged by it. Subject to any limitations imposed by applicable law (including Rule 16b-3), either Appropriate Committee may delegate to any agent or to any subcommittee or member of such Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation of authority shall be subject to revocation at any time at the discretion of such Committee.

                  8.3 Purchase of Common Stock. The Company intends to purchase shares of Common Stock in the open market or in private transactions or otherwise during the term of the Plan for issuance to Participants in accordance with the terms hereof. Shares of Common Stock shall be purchased for purposes of the Plan and for purposes of the PUP Plan on a combined or joint basis without identifying shares so purchased as having been purchased for this Plan or the PUP Plan. Notwithstanding the foregoing, the Company will specifically designate all such shares at the time they are purchased as having been purchased for the purpose of making determinations under this Plan and the PUP Plan; provided, however, that any shares so purchased shall be the sole property of the Company and no Participant or Beneficiary shall have any right, title or interest whatsoever in or to any such shares. All shares of Common Stock purchased by the Company on or after July 1, 1992 and designated by the Company as having been purchased for the CAP Plan shall be considered, notwithstanding such designation, to have been purchased for purposes of both this Plan and the PUP Plan. The acquisition of Common Stock as described above will be subject to the sole discretion of the Board Committee, which shall determine the time and price at which and the manner in which such shares are to be acquired, subject to applicable law. In making any such determination, the Board Committee may, but shall in no event be obligated to, consider the recommendations of the Advisory Committee.

                  8.4 Plan Expenses. The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and all other costs of administration of the Plan.

                  8.5 Indemnification. To the maximum extent permitted by applicable law, no member of any Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of such Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of each Committee and each other director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including fees, disbursements and other charges of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud, willful misconduct or bad faith. The foregoing shall not be deemed to limit the Company's obligation to indemnify any member of any Committee under the Company's Restated Certificate of Incorporation or Bylaws, or under any other agreement between the Company and such member.

                  8.6      Maximum Number of Shares.

                  (a) The aggregate number of CAP Units that may be credited to Participants' Capital Accumulation Accounts under the Plan for any Plan Year shall not exceed the equivalent number of shares of Common Stock equal to the sum of 15% of the outstanding shares of Common Stock as of the last day of such Plan Year (the "Base Shares") and the number, if any, by which the sum of the Base Shares in all prior Fiscal Years beginning on or after July 1, 1993 exceeds the number of shares credited to Participants' Capital Accumulation Accounts under this Plan in all such prior Fiscal Years. For purposes of determining the number of shares of Common Stock outstanding as of the last day of any Plan Year, such number shall be calculated as the sum of (i) the number of shares of Common Stock outstanding at such year end, (ii) the number of shares underlying CAP Units credited to Participants' Capital Accumulation Accounts as of such date and Earnings Units credited to Participants' Earnings Unit Accounts under the PUP Plan as of such date and (iii) the number of shares underlying CAP Units to be credited to all such Accounts as a result of making any adjustment to such Accounts required by Sections 5.1 and 5.10 in respect of all Fiscal Years ending on or prior to the date of determination and the number of Earnings Units credited to the Earnings Unit Accounts of all Participants in the PUP Plan as a result of making any adjustment to such Accounts required by Section 4.2 of the PUP Plan in respect of all Fiscal Years ending on or prior to the date of such determination.

                  (b) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate adjustments may be made by the Board Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Board Committee in the terms of any awards under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Board Committee in its discretion determines.

                  8.7      Forward Repurchases of Common Stock.

                  The Company shall have the right, upon authorization of the Board Committee, to enter into forward contracts for the repurchase from one or more Participants of any or all shares of Common Stock representing CAP Units previously credited to the Capital Accumulation Accounts of such Participants with respect to any Plan Year and distributed on or after the relevant Termination Date of the Deferral Period ending in the then current Fiscal Year, having such terms and conditions as shall be determined by the Board Committee, for a purchase price per share equal to the average of the closing prices of the Common Stock as reported on the New York Stock Exchange Consolidated Tape for each day of trading in the Common Stock during the period from the effective date of the contract to the date of repurchase, provided that such price is within the range defined by the Board Committee, and provided further that a contract may not be entered into more than twelve (12) months prior to the expiration of the applicable Deferral Period and will terminate, and be null and void, unless the Company satisfies performance goals established by the Board Committee in writing, by resolution of the Board Committee or other appropriate action, not later than ninety (90) days after the commencement of the Fiscal Year to which the performance goals relate, and certified by the Board Committee in writing as having been satisfied prior to the relevant Termination Date. The formula for calculating the performance goals shall be based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Board Committee shall determine, for a period of not less than nine (9) months of the applicable Fiscal Year: (a) pre-tax or after-tax return on equity;
(b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

                                    SECTION 9

                  Amendment and Termination


                  The Plan shall terminate when all distributions required to be made hereunder have been made following the last Termination Date. The Plan may be amended, suspended or earlier terminated, in whole or in part as to a particular Plan Year, and at any time and from time to time, by the Board
Committee, but except as provided below no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action. Except as provided in the following sentence, if the Plan is terminated prior to the end of any Fiscal Year, (i) Participants' Plan Elections in respect of the Plan Year in which such termination occurs and any subsequent Plan Year shall be canceled,
(ii) the Company shall credit the Capital Accumulation Accounts of all Participants (other than those whose employment with the Company and its Affiliates had terminated prior to the date the Plan terminates, except a Participant referred to in subparagraph (iii) of Section 6.2(b)) in the manner provided in Section 5.10 in respect of the portion of the Company's Fiscal Year ended on the date of such termination, and (iii) as soon as practicable following the end of the Fiscal Year in which such termination occurs, the Company shall deliver to each Participant the number of shares of Common Stock corresponding to the number of CAP Units credited to his Capital Accumulation Account and an amount in cash equal to his Cash Balance which the Participant otherwise would be entitled to receive pursuant to Section 6 as of the designated Termination Date in respect of the Plan Year or Plan Years involved. Notwithstanding the foregoing, if the Company shall determine that the Plan should be terminated immediately, either in its entirety or in part in respect of any Plan Year, no adjustments or credits shall be made to the Capital Accumulation Accounts of the Participants pursuant to Section 5 in respect of the Fiscal Year in which such termination occurs and each Participant shall be entitled to receive from the Company, as soon as practicable following the date of such termination, shares of Common Stock and/or amounts in cash determined in accordance with Section 6 hereof as if the Termination Date in respect of the Plan Year or Plan Years involved were the last day of the Fiscal Year preceding the Fiscal Year in which such termination occurs.

                  In such event, however, the Capital Accumulation Account of each Participant who is an employee of the Company and/or its Affiliates (or who is a Participant who has suffered a Disability or who has become a Managing Director Emeritus of Bear Stearns and whom the Appropriate Committee shall have determined to treat in the manner specified in clause (1) or (2) of subparagraph
(i) of Section 6.2(b)) on the date of such termination shall be adjusted in respect of the Fiscal Year in which such termination occurs as follows: Each such Account shall be credited with a Net Earnings Adjustment for the Fiscal Year in which such termination occurs except that, for purposes of computing such Net Earnings Adjustment, Income Per Share for purposes of calculating the Earnings Adjustment shall be computed for each terminated Plan Year based only on the consolidated income or loss before taxes of the Company and its subsidiaries accrued from the beginning of such Fiscal Year through and including the end of the month in which such termination occurred, and the Book Value Adjustment for the Fiscal Year in which such termination occurs shall be calculated on the basis of the shares distributed pursuant to the preceding sentence in respect of each terminated Plan Year, provided that for purposes of computing such Book Value Adjustment, the definition of Adjusted Common Stockholders' Equity used in the computation of Adjusted Book Value Per Share shall be modified by deleting the adjustments to Adjusted Common Stockholders' Equity specified therein and substituting in lieu thereof the following: "plus all increases (or less any decreases) in retained earnings of the Company and its subsidiaries attributable to net income (or loss), determined on a consolidated basis, minus all amounts accrued in respect of cash dividends declared with respect to any capital stock of the Company during such Fiscal
Year, for the period from the beginning of such Fiscal Year through and including the month in which such termination occurred." If the Plan is not terminated in its entirety but one or more Plan Years are terminated, then any amounts credited to Participants' Accounts pursuant to the preceding sentence shall continue to be subject to the provisions of the Plan for the balance of the original Deferral Period with respect to the terminated Plan Year or Plan Years, as if such Plan Year or Plan Years had not been terminated. If the Plan is terminated in its entirety, then as soon as may be practicable thereafter, the Company shall deliver to each Participant (in addition to amounts distributable pursuant to the fourth sentence of this paragraph) a number of shares of Common Stock equal to the number of CAP Units credited to each such Participant's Account pursuant to the second preceding sentence, provided that if the aggregate number of such CAP Units exceeds the number of Available Shares for such Fiscal Year as of the date of determination, then the Company shall deliver to each such Participant only that number of shares of Common Stock as shall equal the number of Available Shares on a pro rata basis, based on the number of shares which each Participant otherwise would have been entitled to receive, and shall distribute to each Participant an amount in cash equal to the number of additional shares of Common Stock that would have been distributed to such Participant but for the limitation contained in this sentence, multiplied by the Average Cost Per Share of the Available Shares in respect of such Fiscal Year.

                                   SECTION 10

                  Designation of Beneficiaries


                  10.1 General. Each Participant may file with the Appropriate Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, which the Participant is entitled to receive under the Plan upon his death. A Participant, from time to time, may revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new such designation with the Appropriate Committee. The most recent such designation received by the Appropriate Committee shall be controlling; provided, however, that no designation, or change of revocation thereof, shall be effective unless received by the Appropriate Committee prior to the Participant's death, and in no event shall any such designation be effective as of a date prior to such receipt.

                  10.2 Lack of Designated Beneficiary. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated as his Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death. If the Appropriate Committee is in doubt as to the right of any person to receive such amount, the Committee may cause the Company to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Appropriate Committee may pay and deliver such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.

                                   SECTION 11

                  General Provisions


                  11.1 Successors. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and each Participant and his Beneficiary.

                  11.2 No Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving to a Participant the right to be retained in the employ of the Company or any of its Affiliates or as affecting the right of the Company or any of its Affiliates to dismiss any Participant.

                  11.3 Withholding. As a condition to receiving any distribution or payment of amounts hereunder, the Company may require the Participant to make a cash payment to the Company or, in its sole discretion, upon the request of a Participant, may withhold from any amount or amounts payable under the Plan, in either case, in an amount equal to all federal, state, city or other taxes as may be required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

                  11.4 Non-alienation of Benefits. No right to any amount payable at any time under the Plan may be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as expressly provided herein or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge or encumbrance, or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant or his Beneficiary or would otherwise not be enjoyed by him, then the Appropriate Committee, if it so elects, may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his Beneficiary or any other person or persons deemed to be the natural objects of his bounty, taking into account the expressed wishes of the Participant (or, in the event of his death, his Beneficiary).

                  11.5 Incompetency. If the Appropriate Committee shall find that any person to whom any amount is or was distributable or payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Appropriate Committee, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any guardian or any other person deemed by such Appropriate Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as such Appropriate Committee may deem proper. Any such payment shall be in complete discharge of the liability therefor of the Company, the Plan, the Committee or any member, officer or employee thereof.

                  11.6 Offsets. To the extent permitted by law, the Company or any of its Affiliates shall have the absolute right to withhold any shares of Common Stock or any amounts otherwise required to be distributed or paid to any Participant or Beneficiary under the terms of the Plan, to the extent of any amount owed or which in the sole judgment of the Appropriate Committee may in the future be owed for any reason by such Participant, in the case of a payment to such Participant, or to the extent of any amount owed or which in the sole judgment of the Appropriate Committee may in the future be owed for any reason by the Participant or such Beneficiary, in the case of payment to a Beneficiary, to the Company or any of its Affiliates, and to set off and apply the amounts so withheld to payment of any such amount ultimately determined by the Appropriate Committee, in its sole discretion, to be owed to the Company or any of its Affiliates, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Appropriate Committee, in its sole discretion, shall determine. In determining the amount of a permitted offset under this Section 11.6, any shares of Common Stock required to be distributed to a Participant or a Beneficiary shall be valued at the Fair Market Value of such Shares on the date of offset.

                  11.7 Notices, etc. All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to any Appropriate Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Appropriate Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Appropriate Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

                  11.8  Other   Benefits.    The  benefits,  if   any,   payable
under the Plan shall be in addition to any other benefits provided for Participants.

                  11.9 Interpretation, etc. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. The masculine pronoun wherever used herein shall include the feminine pronoun, and a singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

                  11.10 Laws; Severability. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be effective.

                  11.11 Effective Date; Board Committee and Stockholder Approval. This Plan shall be subject to the approval by a vote of the stockholders of the Company at the 1993 Annual Meeting, and such stockholder approval shall be a condition to the right of a Participant to receive any benefits hereunder other than CAP Units and cash credited to Participants' Accounts prior to such approval.